Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No.’s 333-153139, 333-87944, 333-27973, 333-128959, and 333-174114 on Form S-8 of our report dated August 15, 2011, relating to the consolidated financial statements and financial statement schedule of Schiff Nutrition International, Inc., appearing in this Annual Report on Form 10-K of Schiff Nutrition International, Inc. for the year ended May 31, 2012.
/s/ DELOITTE & TOUCHE LLP

Salt Lake City, Utah
August 14, 2012